Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Feb 20 2025 10:44AM
Original ID: 2025-001617988

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
Venyra Corporation

II. The name and physical address of the registered agent of the profit corporation is:
Company Sage Agents LLC
1095 Sugarview Dr Ste 100
Sheridan, WY 82801

III. The mailing address of the profit corporation is:
1309 Coffeen Avenue STE 1200
Sheridan, Wyoming 82801

IV. The principal office address of the profit corporation is:
1309 Coffeen Avenue STE 1200
Sheridan, Wyoming 82801

V. The number, par value, and class of shares the profit corporation will have the authority to issue are:

Number of Common Shares:	75,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	0	Preferred Par Value:	$0.0000

VI. The name and address of each incorporator is as follows:
Andrew Pierce
1095 Sugar View Dr STE 500, Sheridan, Wyoming, 82801

Signature: *Andrew Pierce* Date: **02/20/2025**

Print Name: **Andrew Pierce**

Title: **Authorized Individual**

Email: **reports@wyomingllcattorney.com**

Daytime Phone #: **307-683-0983**

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

- ☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
- ☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
- ☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.
- ☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
- ☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.
- ☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Andrew Pierce
- ☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	*Andrew Pierce*	Date:	**02/20/2025**
Print Name:	**Andrew Pierce**		
Title:	**Authorized Individual**		
Email:	**reports@wyomingllcattorney.com**		
Daytime Phone #:	**307-683-0983**		

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Company Sage Agents LLC, whose registered office is located at **1095 Sugarview Dr Ste 100, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Venyra Corporation** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Andrew Pierce* Date: **02/20/2025**

Print Name: **Andrew Pierce**

Title: **Authorized Individual**

Email: **reports@wyomingllcattorney.com**

Daytime Phone #: **307-683-0983**

STATE OF WYOMING
Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Venyra Corporation

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **20th** day of **February**, **2025** at **10:44 AM.**

Remainder intentionally left blank.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 02/20/2025

Secretary of State

Filed Online By:

Andrew Pierce

on 02/20/2025

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/29/2025 07:51 AM
Original ID: 2025-001617988
Amendment ID: 2025-005753213

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

Venyra Corporation

2. Article number(s) **V** is amended as follows:
***See checklist below for article number information.**

75,000,000 shares of common stock with a par value of $0.001 per share.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on **04/17/2025**
(Date – mm/dd/yyyy)

Received
APR 21 2025
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

[X] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

[ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________________ **Date:** 04/17/2025

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Andrew Pierce

Contact Person: Andrew Pierce

Title: Secretary

Daytime Phone Number: 307-683-0983

Email: reports@wyomingllcattorney.com

*(**An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [ ] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] **Processing time is up to 15 business days** following the date of receipt in our office.
- [ ] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [ ] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [ ] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**